                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    ECONNECT
                                ----------------
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                                         43-1239043
      ---------------------                            -------------------
     (State of Incorporation)                        (I.R.S. Employer ID No.)

               2500 Via Cabrillo Marina, California           90731
               ------------------------------------           ------
              (Address of principal executive offices)      (Zip Code)


        Consulting Agreements dated July 31, 2002 through August 12, 2002
        ----------------------------------------------------------------

                            (Full title of the Plan)


                      William B. Haseltine, Attorney at Law
                      -------------------------------------
             604 North Greenbrier Street, Arlington, Virginia 22203
             ------------------------------------------------------
                     (Name and address of agent for service)
                                (703) 276-1919
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
------------------------- ---------------------- ------------------------- ---------------------- ----------------------
 Title of Securities to       Amount to be            Proposed Maximum       Proposed Aggregate          Amount of
     be Registered             Registered         Offering Price Per Share     Offering Price        Registration Fee
------------------------- ---------------------- ------------------------- ---------------------- ----------------------
 Common Stock                   13,630,000               $0.02(1)                $272,600                $25.08
------------------------- ---------------------- ------------------------- ---------------------- ----------------------

(1) Computed pursuant to Rule 457(c) on the basis of the average of the high and low prices per share as reported for such securities on the NASD's OTC Bulletin Board on August 11, 2002.

    Pursuant to General Instruction E to Form S-8, the contents of an earlier registration statement filed on this Form S-8, No. 333-74524, are hereby incorporated by reference. The Consulting Agreement filed as an exhibit with the S-8, No. 333-87438, filed on May 2, 2002, is incorporated by reference herewith.

The Consulting Agreements that are included herein are between the Company and staff that have been performing work for the Company as follows: Julie Saxton:
500,000 shares; Paula Golden: 200,000 shares; Lamar Jensen: 500,000 shares; Vijay Ragavan: 300,000 shares; Chris Jensen: 700,000 shares; Charles Yourshaw:
450,000 shares; James Nava: 400,000 shares; Peter Jensen: 400,000 shares; George
Wallace: 500,000 shares; Don Yarter: 350,000 shares; Jack Hall: 300,000 shares; Allen Treffry: 375,000 shares; Erin Newcomer: 300,000 shares; Matthew Hughes:
300,000 shares; Nate Woods: 250,000 shares; Dierdra Girardeau: 100,000 shares; MaryLou Garcia: 600,000 shares; Emmanual Vavolizza: 300,000 shares; Rex Burnett:
300,000 shares; Steven Strobel: 375,000 shares; Cathy Rangel: 300,000 shares; Teiwaz Abdur Raheem: 175,000 shares; Diane Hewitt: 300,000 shares; Joan Shapiro:
350,000 shares; Shari Coffin: 200,000 shares; Erin Lovejoy: 300,000 shares; William Haseltine: 2,105,000 shares; Emilio Caballero: 600,000 shares; Gilbert
Serrano: 600,000 shares; James Clinton: 600,000 shares; and Noel Senora: 600,000 shares.

     Attached hereto are the required Opinion of Counsel and Consent of Accountants.